                                                                    EXHIBIT 99.1

(KUPPER PARKER COMMUNICATIONS LOGO)

                      KUPPER PARKER COMMUNICATIONS REPORTS
                    24% INCREASE IN THIRD QUARTER NET INCOME

ST. LOUIS, August 25, 2004 - Kupper Parker Communications, Incorporated (OTC/BB:KPCG.OB), a global marketing communications company, today announced a 24% growth in profitability with net income of $190,284, or $.03 per share, for the three months ended July 31, 2004, compared with a net profit of $153,214, or $.03 per share, for the same period last year. Revenue was up by more than 2% at $2,782,934 in the third quarter of 2004, compared with $2,723,784 in the same quarter last year.

"We are pleased to post our ninth consecutive quarter of profitability," said Bruce Kupper, chairman and chief executive officer. "We continue to be focused on delivering highly strategic and effective marketing communications to our clients, as we successfully control overhead expenses and manage the balance sheet."

KPC Continues to Win Nationally Operated Businesses and Projects
Kupper Parker has added clients and new projects in recent months including organizations with national and international scope that benefit from KPC's ability to leverage its office network and industry experience in areas such as finance, technology and consumer services.

o Geotechnology, Inc. offers consulting services in applied earth and environmental sciences, including geotechnical and environmental engineering, materials testing, geophysics and drilling.

o Mallory Alexander International Logistics, Inc., one of the country's leading third-party logistics companies, offers public and contract warehousing, freight forwarding (international, domestic, air and ocean), custom brokerage, import/export services, intermodal trucking and transportation, logistics services and consulting.

o B&C Advisory Group is a financial services company that offers accounting and tax consultation services, investment management services, technology solutions and business consultancy to corporate and high net-worth individuals in the New England area.

o Vein Centers for Excellence is a network of surgeons that dedicate their practice to the treatment of venous disease including varicose veins, spider veins and other vein disorders.

About Kupper Parker Communications

Headquartered in St. Louis, KPC is among the nation's leading independent marketing communications firms, providing a full range of services domestically and internationally through its offices and affiliates in the United States and Europe. KPC's U.S. markets include: Boston; Kansas City, Mo.; Louisville, Ky.; Memphis, Tenn.; Melville, NY;





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Oklahoma City, Ok.; and St. Louis. KPC extends its services in Europe through an ownership interest in Communications in Business, headquartered in London with offices in Brussels, Dusseldorf, Milan, Paris and Madrid.

KPC ranks in the top 20 independent agency brands in the U.S. according to 2004 editions of AdWeek, AdAge and PRWeek.

SAFE HARBOR

Statements included in this news release may contain forward-looking statements, including but not limited to statements of the Company's plans, objectives, expectations or intentions, that involve risk and uncertainties. The Company's actual results may differ significantly from those projected or suggested in any forward-looking statement due to a variety of factors, which are discussed in detail in the Company's filings with the Securities and Exchange Commission.

More information is located at www.kupperparker.com.

CONTACT:          Mary Scholz Barber
                  Kupper Parker Communications
                  (314) 290-2013
                  mbarber@kupperparker.com


Three and Nine Month Tables Follow

KUPPER PARKER COMMUNICATIONS, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)


                                                  QUARTER ENDED JULY 31
                                     ------------------------------------------------
                                         2004              2003                %
                                     ------------      ------------      ------------

REVENUES                             $  2,782,934      $  2,723,784               2.2%

OPERATING  EXPENSES:
     Salaries and Benefits              1,952,857         1,796,035               8.7%
     Office and General                   637,664           729,785             -12.6%
                                     ------------      ------------
     Total Operating Expenses           2,590,521         2,525,820               2.6%
                                     ------------      ------------

     Operating Income                     192,413           197,964              -2.8%

OTHER INCOME (EXPENSE):
     Interest income                       24,048                 9          267100.0%
     Interest expense                     (38,237)          (44,759)            -14.6%
                                     ------------      ------------
                                          (14,189)          (44,750)            -68.3%
                                     ------------      ------------

     Pretax Income                        178,224           153,214              16.3%

PROVISION FOR TAXES                       (12,060)               --               N/A
                                     ------------      ------------

NET INCOME                           $    190,284      $    153,214              24.2%
                                     ============      ============


EARNINGS PER SHARE:

     Basic                           $       0.03      $       0.03               0.0%
                                     ============      ============

     Diluted                         $       0.03      $       0.03               0.0%
                                     ============      ============

KUPPER PARKER COMMUNICATIONS, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)


                                               NINE MONTHS ENDED JULY 31
                                  ------------------------------------------------
                                      2004              2003               %
                                  ------------      ------------      ------------
REVENUES                          $  8,227,163      $  8,781,830             -6.3%

OPERATING  EXPENSES:
     Salaries and Benefits           5,700,065         5,737,175             -0.6%
     Office and General              1,833,279         2,186,840            -16.2%
                                  ------------      ------------
     Total Operating Expenses        7,533,344         7,924,015             -4.9%
                                  ------------      ------------

     Operating Income                  693,819           857,815            -19.1%

OTHER INCOME (EXPENSE):
     Interest income                    24,163             4,035            498.8%
     Interest expense                 (117,872)         (143,044)           -17.6%
                                  ------------      ------------
                                       (93,709)         (139,009)           -32.6%
                                  ------------      ------------

     Pretax Income                     600,110           718,806            -16.5%

PROVISION FOR TAXES                    (12,060)               --               N/A
                                  ------------      ------------

NET INCOME                        $    612,170      $    718,806            -14.8%
                                  ============      ============


EARNINGS PER SHARE:

     Basic                        $       0.10      $       0.12            -16.7%
                                  ============      ============

     Diluted                      $       0.10      $       0.12            -16.7%
                                  ============      ============